FORM OF PROXY

                                       WE NEED YOUR VOTE BEFORE OCTOBER 29, 1998
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PLEASE, your vote is important and, as a shareholder, you are asked to be at the
Special Meeting of Shareholders ("Special Meeting") either in person or by proxy. If you are unable to attend the Special Meeting in person, we urge you to vote by proxy. You can do this in one of three ways by (1) completing, signing, dating, and promptly returning this Proxy using the enclosed postage prepaid envelope; (2) calling our toll-free telephone number at 1-800-xxx-xxxx; or (3) voting at the Strong website at www.strong-funds.com. Your prompt voting by proxy will help assure a quorum at the Special Meeting and avoid additional expenses associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Special Meeting and you may revoke your proxy by advising the Secretary of Strong Equity Funds, Inc. in writing (by subsequent proxy or through the website) or by telephone of such revocation at any time before the Special Meeting.
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                                                        THANK YOU FOR YOUR TIME

           Please fold and detach card at perforation before mailing

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STRONG EQUITY FUNDS, INC.                             PROXY FOR SPECIAL MEETING
STRONG SMALL CAP FUND ("FUND")                                  OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Thomas P. Lemke, Stephen J. Shenkenberg and John S. Weitzer as proxies, each with power to act without the other, and with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Fund, which the undersigned is entitled to vote at the Special Meeting to be held at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 on October 29, 1998 at 8:00 a.m., Central Time, and any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting and Proxy Statement dated September 4, 1998, receipt of which is hereby acknowledged.


                                                  DATE: ________________________

                                                  NOTE:  Please sign  exactly as
                                                  your name(s) appear(s) on this
                                                  Proxy. If joint owners, EITHER
                                                  may  sign  this  Proxy.   When
                                                  signing as attorney, executor,
                                                  administrator,        trustee,
                                                  guardian or corporate officer,
                                                  please give your full title as
                                                  such. If a corporation, please
                                                  sign in full corporate name by
                                                  President or other  authorized
                                                  officer.   If  a  partnership,
                                                  please  sign  in   partnership
                                                  name  by  authorized   person.
                                                  ------------------------------
                                          Signature(s) (Title(s), if applicable


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                                  WE NEED YOUR VOTE BEFORE OCTOBER 29, 1998
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                 Please fold and detach card at perforation before mailing

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Please indicate by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil.



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

                                                                           FOR           AGAINST         ABSTAIN
Proposal 1: To approve or  disapprove  an  Agreement  and Plan of
Reorganization, as described in the Proxy Statement, and the transactions contemplated thereby.

Proposal 2: Upon shareholder approval of Proposal 1, to approve or disapprove an amendment to the Strong Equity Funds, Inc.'s
Amended and Restated Articles of Incorporation: (a) to cancel all of the outstanding shares of Small Cap Fund and convert them into rights to receive shares of the Growth Fund in accordance with the Reorganization Agreement and (b) to eliminate the Small Cap Fund as a series of the Strong Equity Funds, Inc.

TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD.